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                    TEKINSIGHT.COM SIGNS LETTER OF INTENT TO
                    ACQUIRE DATA SYSTEMS NETWORK CORPORATION

New York, New York, January 20, 2000-- TekInsight.com (NASDAQ:TEKS), a provider of advanced Internet and e-commerce products and solutions, and Data Systems Network Corporation (OTC BB: DSYS), a leading provider of enterprise services, today jointly announce that they have signed a letter of intent for TekInsight.com to acquire Data Systems Corporation.

The letter of intent details the conditions to the completion of the acquisition. The proposed transaction calls for Data Systems to be merged into Astratek, Inc., a wholly owned and principal operating subsidiary of TekInsight.com (the "Acquisition"). In consideration for the Acquisition, Data Systems shareholders will receive a number of shares of a new class of TekInsight.com Preferred Stock proposed to be listed on the NASDAQ Small Cap market that will have a market value of between $12,500,000 and $18,000,000, with such value to be based upon the market price of TekInsight.com Common Stock at the time of the Acquisition closing. The Acquisition will give TekInsight.com access to additional Fortune 1000 clientele, a sales force and a help desk which will be critical components to rolling out the Company's proprietary XML based products and services. This network of accounts and relationships including 16 state and local government agencies accounted for over $54 million sales last year. The Acquisition Agreement will be subject to the usual and customary conditions to closing, including due diligence investigations, authorizing votes by the shareholders of TekInsight.com and Data Systems, satisfactory "fairness opinions" addressed to each of TekInsight.com and Data Systems and execution of a definitive Acquisition Agreement. Although no assurances can be given, the parties intend to close the Acquisition by May 31, 2000.

"TekInsight.com has been using its resources to develop the technology and methodology, especially around XML, to build robust, scalable e-commerce applications, capable of sustainable high-volume transaction rates. It is now time to expand its roll out to the marketplace. Data Systems brings an infrastructure capable of supporting a $100 million organization and a technical group experienced in Internet and Intranet technologies. In addition, Data Systems's core business of serving state and local governments should provide us with a receptive clientele for our e-commerce capabilities," said Alex Kalpaxis, Director and Chief Technology Officer of TekInsight.com.

"While Data Systems has been involved with Internet and Intranet projects for its clients, TekInsight.com's technical capabilities will allow us to provide a total enterprise solution in the e-commerce marketspace," said Data Systems' CEO Michael Grieves. "TekInsight's superior development capabilities in the Internet and e-commerce arena, along with Data Systems' enterprise management, applications development and network services will address a wide range of our clients' technology needs. This will allow our clients to leverage the investment they have previously made in infrastructure with the latest e-commerce technology. We have already begun working with TekInsight.com in addressing a few selected clients' Internet requirements."

ABOUT TEKINSIGHT.COM

TekInsight.com is a world-class XML Internet technology developer and software engineering company. . The company's proprietary products include various web-based diagnostic software agents and web-based e-commerce performance and analysis tools. TekInsight.com is currently using this expertise to build highly scalable web-based e-commerce/portal sites. For more information on TekInsight.com visit www.tekinsight.com.

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ABOUT DATA SYSTEMS NETWORK CORPORATION

Data Systems Network Corporation, the Computer Associates 1999 New Business Partner of the Year, has more than 13 years of experience providing strategic technology solutions to Fortune 1000 companies and over 16 state and local government agencies. The company provides a wide range of services, including Applications Development, Network Services, Enterprise Management, Help Desk and Security Services. To learn more about Data Systems Network, please call (248) 489-8700 or visit the company web site at www.datasystems.com.

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Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created hereby. Investors are cautioned that certain statements in this release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risk uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the closing of the transactions, government regulation, and general economic business conditions. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward looking statements contained herein should not be regarded as representations by Data Systems Network Corporation, or any other person, the projected outcomes can or will be achieved.

                                       ###

Contact: Michael Jansen                      Contact:  Alexander Kalpaxis
         Data Systems Network Corporation              TekInsight.com
         (248) 489-8700                                (212) 271-8520
         (800) 544-2086                                alexkalpaxis@astratek.com
         mjansen@datasystems.com